Exhibit 10.2

June 12, 2017

CONFIDENTIAL

GenOn Energy, Inc.

804 Carnegie Center
Princeton, NJ 08540-6213

Attention: Mark A. “Mac” McFarland

Backstop Commitment Letter

Ladies and Gentlemen:

Reference is made to that certain Restructuring Support and Lock-Up Agreement, dated as of the date hereof (including any exhibits and schedules thereto, the “Restructuring Support Agreement”), by and among GenOn Energy, Inc. (now and as it may be reorganized under a joint chapter 11 plan of reorganization, “GenOn”), GenOn Americas Generation LLC (now and as it may be reorganized under a joint chapter 11 plan of reorganization, “GAG” and, collectively with GenOn and certain direct and indirect subsidiaries of GenOn, the “Debtors”), NRG Energy, Inc. and certain holders of notes issued by GenOn and GAG.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Restructuring Support Agreement.

The Debtors plan to file voluntary cases (the “Chapter 11 Cases”) under title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as now in effect or hereinafter amended, and the rules and regulations promulgated thereunder, the “Bankruptcy Code”), in the United States Bankruptcy Court in which the Chapter 11 Cases are commenced (together with any court with jurisdiction over such cases, the “Bankruptcy Court”). The Debtors have requested that certain holders of notes issued by GenOn and GAG that are members of the GenOn Steering Committee and the GAG Steering Committee and signatories hereto (individually, a “Backstop Party” and, collectively, the “Backstop Parties”) “backstop” the New Secured Notes Offering contemplated by the Restructuring Support Agreement.   The term sheet attached as Exhibit A (the “Term Sheet”) sets forth the terms and conditions upon which the Backstop Parties are willing to “backstop” the New Secured Notes Offering.

This Backstop Commitment Letter (this “Commitment Letter”) shall be effective upon the execution and delivery by GenOn, GAG, each Guarantor (as defined in the Term Sheet) and each Backstop Party of the signature pages attached hereto and the payment of the Backstop Fee to each Backstop Party.  This Commitment Letter shall be null and void if it has not been so executed and delivered to the other signatories hereto or if the Backstop Fee has not been paid to each Backstop Party prior to 5:00 p.m., prevailing New York City time, on June 13, 2017.

Subject to the terms and conditions of the New Secured Notes Offering, each holder of GenOn Notes Claims that is an “accredited investor,” as defined under Regulation D, or “qualified institutional buyer,” as defined by Rule 144A, and, in consideration for its

Commitment (as defined below), each Group A Backstop Party (collectively, the “Rights Recipients” and, individually, a “Rights Recipient”) shall receive the right, but not the obligation (each, a “Subscription Right”) to purchase its Notes Offering Pro Rata Share of New Secured Notes.  The term “Notes Offering Pro Rata Share” means:

(a)                                 for each Rights Recipient that is a holder of GenOn Notes Claims, the percentage of the Notes Offering Pool equal to the outstanding principal amount of GenOn Notes held by such Rights Recipient on the record date for the New Secured Notes Offering divided by the outstanding principal amount of GenOn Notes; and

(b)                                 for each Rights Recipient that is a Group A Backstop Party, a percentage of the Backstop Offering Pool equal to such Group A Backstop Party’s Backstop Commitment Percentage (as defined below).

The term “Notes Offering Pool” means the principal amount of New Secured Notes equal to the Aggregate Offering Amount multiplied by a percentage equal to 1,829.8 divided by 2,208.3, and the term “Backstop Offering Pool” means the principal amount of New Secured Notes equal to the Aggregate Offering Amount multiplied by a percentage equal to 378.5 divided by 2,208.3. For the avoidance of doubt, for a Rights Recipient that is both a holder of GenOn Notes Clams and a Group A Backstop Party, its aggregate Notes Offering Pro Rata Share shall be the sum of clauses (a) and (b) above.

1.     Commitments.

Subject to the terms and conditions set forth herein and in the Term Sheet:

(i)                                     each Backstop Party set forth in Schedule I hereto (each a “Group A Backstop Party” and collectively the “Group A Backstop Parties”) hereby severally, and not jointly, commits to purchase an amount of New Secured Notes on the terms set forth in the Term Sheet equal to: (a) the percentage set forth opposite the name of such Backstop Party on Schedule I hereto, multiplied by (b) the ratio of (1) the Group A Backstop Allocation over (2) the aggregate principal amount of New Secured Notes offered in the New Secured Notes Offering as determined pursuant the paragraph titled “Principal Amount of Notes” in the Term Sheet (the “Aggregate Offering Amount”), multiplied by (c) the amount of New Secured Notes not purchased by Rights Recipients in the New Secured Notes Offering (the “Unpurchased New Secured Notes”); and

(ii)                                  each Backstop Party set forth in Schedule II hereto (each a “Group B Backstop Party” and collectively the “Group B Backstop Parties”) hereby severally, and not jointly, commits to purchase an amount of New Secured Notes on the terms set forth in the Term Sheet equal to: (a) percentage set forth opposite the name of such Backstop Party on Schedule II hereto, multiplied by (b) the ratio of (1) the Group B Allocation Amount over (2)

the Aggregate Offering Amount, multiplied by (c) the amount of Unpurchased New Secured Notes

(as to each Backstop Party at the applicable date of determination, its “Backstop Commitment Percentage”) (each, a “Commitment” and, collectively, the “Commitments”).  The term “Group A Backstop Allocation” means $300 million in aggregate principal amount of New Secured Notes, and “Group B Backstop Allocation” means the Aggregate Offering Amount minus the Group A Backstop Allocation.

For the avoidance of doubt, in no event shall any Group A Backstop Party be required to purchase Notes in excess of the amount equal to its Backstop Commitment Percentage of the Group A Backstop Allocation or any Group B Backstop Party be required to purchase Notes in excess of the amount equal to its Backstop Commitment Percentage of the Group B Backstop Allocation.

The Backstop Parties, and by countersigning this Commitment Letter, the Debtors and the Guarantors (as defined below), hereby, severally and not jointly, agree to cooperate and negotiate in good faith the terms and conditions of the New Secured Notes offered to the Rights Recipients and the documents and agreements governing the procedures and arrangements for the syndication of the New Secured Notes in the New Secured Notes Offering, which shall be in form and substance reasonably acceptable to the Requisite Backstop Parties and which shall include, for the avoidance of doubt, procedures or arrangements for addressing oversubscription of the New Secured Notes Offering (the “Notes Offering Procedures”).   For purposes of this Commitment Letter, the term “Requisite Backstop Parties” means each of (i) the Group A Backstop Parties holding, in the aggregate, at least three-quarters of the aggregate Backstop Commitment Percentages for the Group A Backstop Allocation of all Group A Backstop Parties and (ii) the Group B Backstop Parties holding, in the aggregate, at least three-quarters of the aggregate Backstop Commitment Percentages for the Group B Backstop Allocation of all Group B Backstop Parties, in each case, as of the date on which the consent or approval of such members is solicited.

2.     Certain Conditions.

The obligations of the Backstop Parties to purchase their Commitments hereunder shall be subject only to the conditions set forth on Annex A to the Term Sheet.

3.     Termination.

This Commitment Letter shall terminate automatically, without further action or notice by any person or entity, (i) if the Restructuring Support Agreement is not effective on or prior to 5:00 p.m., prevailing New York City time, on June 13, 2017, (ii) if any Debtor files a motion to authorize its entry into a debtor-in-possession financing or other form of credit support facility (other than the LC Facility) without the prior written approval of the Requisite Backstop Parties, (iii) if the Bankruptcy Court fails to enter an order approving this Commitment Letter (including, without limitation, the Debtors’ reimbursement obligation pursuant to the Term Sheet and Section 4 hereof and the indemnification obligations pursuant to Section 5 hereof) (the “Backstop Approval Order”) within 150 days of the Petition Date, which order shall be in form and substance acceptable to Requisite Backstop Parties, or (iv) if (a) the Debtors have commenced the solicitation of votes on the Plan without also having commenced the New Secured Notes Offering, (b) the Bankruptcy Court has not entered the Disclosure Statement Order or the Notes Offering Procedures Order within 90 days after the Petition Date, (c) the Bankruptcy Court has not entered the Settlement Order within 150 days after the Petition Date, (d) the Bankruptcy Court has not entered the Confirmation Order within 150 days after the Petition Date, (e) the Restructuring Support Agreement is terminated for a reason other than pursuant to Section 11.05 of the Restructuring Support Agreement, (f) any of the Backstop Approval Order, the Disclosure Statement Order, the Notes Offering Approval Order, the Settlement Order, or the Confirmation Order is terminated, reversed, stayed, dismissed, vacated or reconsidered, or any such order is modified or amended after entry without the prior written consent of the Requisite Backstop Parties, (g) any Debtor or Guarantor has committed a breach of this Commitment Letter affecting (i) any Backstop Party’s Notes Offering Pro Rata Share of the Notes Offering Pool or Backstop Offering Pool, (ii) the Group A Backstop Allocation, (iii) the Group B Backstop Allocation or (iv) the Commitments, as applicable, which breach remains uncured and outstanding, (h) any Debtor or Guarantor has committed a material breach of the Restructuring Support Agreement, which material breach remains uncured and outstanding, (i) any law or order shall have become effective or been enacted, adopted or issued by any governmental authority that prohibits the implementation of the Plan or the transactions contemplated by this Commitment Letter or the Restructuring Support Agreement, (j) the New Secured Notes are issued, or (k) on November 30, 2017.  Additionally, this Commitment Letter may be terminated and the transactions contemplated hereby may be abandoned at any time by mutual written consent of the Debtors and the Requisite Backstop Parties or by the Debtors at their election.  Upon any termination pursuant to the terms herein, this Commitment Letter shall forthwith become void and there shall be no further obligations or liabilities on the part of the Debtors or the Backstop Parties; provided, that the Debtors’ reimbursement obligations pursuant to the Term Sheet and Section 4 hereof and the indemnification obligations pursuant to Section 5 hereof shall survive the termination of this Commitment Letter indefinitely and shall remain in full force and effect.

4.     Fees.

The Debtors agree to pay all fees set forth in that certain fee letter of even date herewith (the “Fee Letter”) as set forth therein. Whether or not the transactions contemplated hereunder are consummated or this Commitment Letter is terminated, the Debtors shall reimburse certain fees and expenses of the Backstop Parties set forth under “Expense Reimbursement” in the Term Sheet.  Each of the entities signatory hereto as a guarantor (the “Guarantors”), hereby jointly and severally guarantees the obligations of GenOn and GAG to pay the fees and expenses set forth in the Fee Letter, the Term Sheet and this Section 4. Upon the execution and delivery of this Commitment Letter by GenOn, GAG and the Guarantors, such fees shall be fully earned and, once paid, to the extent permitted by applicable law, shall not be refundable under any circumstances; provided that nothing herein limits the Debtors’ rights with respect to the Backstop Fee paid to any Backstop Party in the event of a breach by such Backstop Party of its obligations under this Commitment Letter and the Restructuring Support Agreement. The provision for the payment of such fees and expenses is an integral part of the transactions contemplated by this Commitment Letter and, without this provision, the Backstop Parties would not have entered into this Commitment Letter, and any unpaid fees or expenses are intended to constitute an allowed administrative expense of the Debtors and the Guarantors under sections 503(b) and 507 of the Bankruptcy Code.  If this Commitment Letter is terminated and the Backstop Approval Order shall not have been entered prior to the date of such termination, nothing contained herein shall limit or restrict the Backstop Parties from seeking allowance and payment of any unpaid fees and expenses of the Backstop Parties as administrative expenses of the Debtors’ or the Guarantors’ estates under the Bankruptcy Code, including under sections 503(b) and 507 thereof. The terms set forth in this Section 4 shall survive termination of this Commitment Letter and shall remain in full force and effect regardless of whether the transactions contemplated hereby are consummated.

5.     Indemnification.

(a)           If following the date hereof any action, suit or proceeding (related to or arising from this Commitment Letter, the Restructuring Support Agreement or the transactions contemplated hereby or thereby), claim, challenge, litigation or investigation relating to any of the foregoing shall be commenced against, or any claim or demand (related to or arising from this Commitment Letter, the Restructuring Support Agreement or the transactions contemplated hereby or thereby) shall be asserted against any of the Backstop Parties, then the Debtors and the Guarantors, together with their respective successors and assigns (each, an “Indemnifying Party”), on a joint and several basis, shall indemnify, defend and hold harmless each Backstop Party and each of such Backstop Party’s affiliates and each of their respective officers, directors, managers, partners, stockholders, members, employees, advisors, agents and other representatives and any affiliate of the foregoing, and each of their respective successors and assigns (each, an “Indemnified Party”) from and against, and shall promptly reimburse each Indemnified Party for, all losses, damages, liabilities and reasonable and documented costs and expenses, including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and expenses (but limited, in the case of legal fees, liabilities  and expenses, to the reasonable and documented charges of one counsel to the Backstop Parties, taken as a whole and one counsel to the Group A Backstop Parties, taken as a whole, and, if necessary, of one local counsel and one regulatory counsel to the Backstop Parties, taken as a whole, in any relevant material jurisdiction or regulatory specialty) and, solely in the case of a conflict of interest, one additional counsel in each applicable jurisdiction to each group of affected Indemnified Persons similarly situated, taken as a whole); arising or resulting from or in connection with any such action, suit or proceeding by a third-party (collectively, “Indemnified Liabilities”); provided, that Indemnified Liabilities shall include Indemnified Liabilities arising out of or in connection with any sole, contributory, or comparative negligence of any Indemnified Party, but shall exclude any portion of such losses, damages, liabilities, costs or expenses found by a final, non-appealable judgment of a court of competent jurisdiction to arise from an Indemnified Party’s gross negligence, bad faith, fraud or a material breach of the obligations of such Indemnified Party under this Commitment Letter or the Restructuring Support Agreement. In addition, the Indemnified Liabilities shall exclude any claim by one Backstop Party against another Backstop Party.

(b)           Each Indemnified Party entitled to indemnification hereunder shall (i) give prompt written notice to the Indemnifying Party of any claim with respect to which it intends to seek indemnification or contribution pursuant to this Commitment Letter and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel selected by the

Indemnified Party and reasonably satisfactory to the Indemnifying Party, provided, that the failure to so notify any Indemnifying Party will not relieve any Indemnifying Party from any liability that any Indemnifying Party may have hereunder except to the extent such Indemnifying Party has been materially prejudiced by such failure; provided, further, that any Indemnified Party entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party has agreed in writing to pay such fees and expenses, (y) the Indemnifying Party shall have failed to assume the defense of such claim within 15 days of delivery of the written notice of the Indemnified Party with respect to such claim or failed to employ counsel reasonably satisfactory to such Indemnified Party or (z) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claim (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party).  In connection with any settlement negotiated by an Indemnifying Party, no Indemnifying Party shall, and no Indemnified Party shall be required by an Indemnifying Party to, (i) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a full and unconditional release from all liability in respect to such claim or litigation, (ii) enter into any settlement that attributes or admits liability or fault to the Indemnified Party, or (iii) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice.  In addition, without the consent of the Indemnified Party, no Indemnifying Party shall be permitted to consent to entry of any judgment or enter into any settlement which provides for any action or restriction on the part of the Indemnified Party other than the payment of money damages which are to be paid in full by the Indemnifying Party.  If an Indemnifying Party fails or elects not to assume the defense of a claim or is not entitled to assume or continue the defense of such claim pursuant to the foregoing, the Indemnified Party shall have the right (without prejudice to its right of indemnification hereunder), in its discretion, to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable; provided, however, that at least ten days prior to any settlement, written notice of its intention to settle is given to the Indemnifying Party.  If requested by the Indemnifying Party, the Indemnified Party agrees (at the expense of the Indemnifying Party) to reasonably cooperate with the Indemnifying Party and its counsel in contesting any claim that the Indemnifying Party elects to contest; provided, that such cooperation shall not include the provision of any information to the extent that the provision thereof would violate any attorney-client privilege, law, rule or regulation, or any obligation of confidentiality binding on such Indemnified Party.  If such indemnification is for any reason not available or is insufficient to hold an Indemnified Party harmless, each Indemnifying Party agrees to contribute to the Indemnified Liabilities to which the Indemnified Party may be subject in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by each Indemnifying Party and each Indemnified Party with respect to the Commitments or, if such allocation is judicially determined to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of each Indemnifying Party on the one hand and of each Indemnified Party on the other hand; provided, however, that, to the extent permitted by applicable law, an

Indemnified Party shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by the Indemnified Party from the Indemnifying Party in connection with the Commitments.  Relative benefits to an Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, with respect to the Commitments shall be deemed to be in the same proportion as (i) the total value paid or received or proposed to be paid or received by the Indemnifying Party pursuant to the New Secured Notes Offering, whether or not consummated, contemplated by the Commitments bear to (ii) all fees actually received by the Indemnified Parties in connection with the Commitments.  The terms set forth in this Section 5 shall survive termination of this Commitment Letter and shall remain in full force and effect regardless of whether the transactions contemplated hereby are consummated.

6.     Information.

The Debtors hereby represent and warrant that (a) all written information and data (other than customary forecasts or projections of the Debtors and other than information of a general economic or industry specific nature) that have been or will be made available to the Backstop Parties by or on behalf of the Debtors does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the any forecasts or projections that have been or will be made available to the Backstop Parties by or on behalf of the Debtors or any of their respective representatives have been or will be prepared in good faith based upon assumptions that are believed by the Debtors to be reasonable at the time any such forecasts or projections are delivered to the Backstop Parties; it being understood that any such forecasts and projections are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the Debtors’ control, that no assurance can be given that any particular forecasts or projections will be realized, that actual results may differ significantly from the projected results and that such differences may be material. The Debtors agree that, if at any time prior to the issuance of the Notes, any Debtor becomes aware that the representation and warranty in the preceding sentence would be incorrect in any material respect if such information or data were being furnished at such time, then such Debtor shall promptly supplement such information and/or data so that the representation and warranty set forth in the preceding sentence would be correct in all material respects under those circumstances. It is understood and agreed that any supplementation of such information shall not cure any breach of the representation set forth in the first sentence of this Section 6.

7.     Transfer and Assignment; Third Party Beneficiaries.

No Debtor may assign its rights, interests or obligations hereunder or under the Fee Letter without the prior written consent of the Requisite Backstop Parties and any purported assignment by the Debtors or the Guarantors in violation of this Section 7 shall be void ab initio. The Backstop Parties may assign their respective Commitments hereunder to (a) any of their respective affiliates so long as (i) such affiliate is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act and (ii) such affiliate shall have delivered a duly executed joinder to the Restructuring Support Agreement, (b) any other Backstop Party, or (c) to any other party with the prior written consent of the Debtors and the Requisite Backstop Parties so long as

(i) such party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act and (ii) such party shall have delivered a duly executed joinder to the Restructuring Support Agreement.

Except as provided in Section 5 hereof with respect to the Indemnified Parties, this Commitment Letter is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Commitment Letter.

8.     Governing Law; Jurisdiction.

This Commitment Letter shall be governed and construed in accordance with the laws of the State of New York.  The parties hereto consent and agree that any action to enforce this Commitment Letter, the Fee Letter or any dispute, whether such dispute arises in law or equity, arising out of or relating to this Commitment Letter, the Fee Letter and the agreements, instruments and documents contemplated hereby and thereby shall be brought exclusively in the Bankruptcy Court, or if the Bankruptcy Cases have not yet commenced, in either the United States District Court for the Southern District of New York or any New York state court (the “Chosen Courts”).  Each of the parties hereto (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; and (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto or constitutional authority to finally adjudicate the matter.  Without limiting the rights of any party hereto, each party acknowledges and agrees that the Debtors are entitled to seek damages from any Backstop Party that breaches its obligations under this Commitment Letter; provided that each party hereto hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding any special, exemplary, punitive or consequential damages; provided, however, that nothing in the foregoing proviso shall relieve the Debtors and the Guarantors of any obligation to indemnify an Indemnified Party against any special, exemplary, punitive or consequential damages asserted against such Indemnified Party by any third party. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER, THE FEE LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

9.     Amendments.

This Commitment Letter, the Fee Letter and the Restructuring Support Agreement represent the final agreement and the entire understanding among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements and understandings of the parties hereto.  There are no unwritten oral agreements or understandings between the parties hereto relating to the subject matter hereof.  This Commitment Letter and the Fee Letter may only be modified, amended or supplemented by an agreement signed by the Debtors and the Requisite Backstop Parties; provided, that (a) the prior written consent of each Backstop Party’s adversely affected thereby shall be required for any amendment that would (i) modify such Backstop Party’s Backstop Commitment Percentage, (ii) have a materially adverse and disproportionate effect on such

Backstop Party; (iii) alter the pricing or duration terms set forth in the Term Sheet; or (iv) modify such Backstop Party’s Notes Offering Pro Rata Share; (b) each Group B Backstop Party’s prior written consent shall be required for any amendment that would increase the aggregate Commitment amount, and (c) each Backstop Party’s prior written consent shall be required to amend the definition of “Requisite Backstop Parties.”  Notwithstanding the foregoing, Schedule I and Schedule II hereto shall be revised as necessary without requiring a written instrument signed by the Debtors and the Requisite Backstop Parties to reflect changes in the composition of the Backstop Parties and Backstop Commitment Percentages as a result of transfers permitted hereby.

10.  Counterparts.

This Commitment Letter may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to each other party (including via facsimile, portable document format (.pdf) or other electronic transmission), it being understood that each party need not sign the same counterpart.

11.  No Fiduciary Duties.

Notwithstanding anything to the contrary herein, the entry into this Commitment Letter and the transactions contemplated hereby shall not create any fiduciary duties between and among the Backstop Parties or other duties or responsibilities to each other, the Debtors or any Debtor’s creditors or other stakeholders.

12.  Patriot Act Notification

The Backstop Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2006) (the “Patriot Act”), each Backstop Party is required to obtain, verify and record information that identifies the Issuer and each Guarantor, which information includes the name, address, tax identification number and other information regarding the Issuer and each Guarantor that will allow such Backstop Party to identify the Issuer and each Guarantor in accordance with the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective as to each Backstop Party.

[Signature Pages Follow]

AGREED AND ACCEPTED AS OF THE
DATE FIRST SET FORTH ABOVE:

GENON ENERGY, INC.

By:	/s/ Mark A. McFarland
Name: Mark A. McFarland
Title: Chief Executive Officer

GENON AMERICAS GENERATION, LLC

By:	/s/ Mark A. McFarland
Name: Mark A. McFarland
Title: Chief Executive Officer

AGREED AND ACCEPTED AS OF THE
DATE FIRST SET FORTH ABOVE:

[Signature pages to Commitment Letter]

GENON ENERGY HOLDINGS, INC.

GENON ENERGY MANAGEMENT, LLC

GENON ENERGY SERVICES, LLC

GENON MID-ATLANTIC DEVELOPMENT, LLC

GENON POWER OPERATING SERVICES MIDWEST, INC.

HUDSON VALLEY GAS CORPORATION

MIRANT NEW YORK SERVICES, LLC

MIRANT POWER PURCHASE, LLC

NRG AMERICAS, INC.

NRG BOWLINE LLC

NRG CALIFORNIA NORTH LLC

NRG CANAL LLC

NRG FLORIDA GP, LLC

NRG LOVETT DEVELOPMENT I LLC

NRG LOVETT LLC

NRG NEW YORK LLC

NRG NORTH AMERICA LLC

NRG NORTHEAST GENERATION, INC.

NRG NORTHEAST HOLDINGS, INC.

NRG POTRERO LLC

NRG POWER GENERATION ASSETS LLC

NRG POWER GENERATION LLC

NRG POWER MIDWEST GP LLC

NRG SABINE (DELAWARE), INC.

NRG SABINE (TEXAS), INC.

NRG WHOLESALE GENERATION GP LLC

ORION POWER NEW YORK GP, INC.

ORION POWER NEW YORK LP, LLC

RRI ENERGY SERVICES, LLC, as Guarantors

By:	/s/ Gaëtan Frotté
Name: Gaëtan Frotté
Title: Treasurer

[Signature pages to Commitment Letter]

AGREED AND ACCEPTED AS OF THE
DATE FIRST SET FORTH ABOVE:

MIRANT INTELLECTUAL ASSET MANAGEMENT AND MARKETING, LLC

MNA FINANCE CORP.

RRI ENERGY BROADBAND, INC.

RRI ENERGY CHANNELVIEW (DELAWARE) LLC

RRI ENERGY CHANNELVIEW (TEXAS) LLC

RRI ENERGY COMMUNICATIONS, INC.

RRI ENERGY TRADING EXCHANGE, INC.

RRI ENERGY VENTURES, INC.

RRI ENERGY SERVICES CHANNELVIEW LLC

RRI ENERGY SERVICES DESERT BASIN, LLC

RRI ENERGY SOLUTIONS EAST LLC, as Guarantors

By:	/s/ Gaëtan Frotté
Name: Gaëtan Frotté
Title: President & Treasurer

NRG FLORIDA LP, as a Guarantor
By: NRG Florida GP, LLC, its General Partner

By:	/s/ Gaëtan Frotté
Name: Gaëtan Frotté
Title: President & Treasurer

AGREED AND ACCEPTED AS OF THE
DATE FIRST SET FORTH ABOVE:

NRG POWER MIDWEST LP, as a Guarantor

By: NRG Power Midwest GP LLC, its General Partner

By:	/s/ Gaëtan Frotté
Name: Gaëtan Frotté
Title: Treasurer

[Signature pages to Commitment Letter]

NRG WHOLESALE GENERATION LP, as a Guarantor

By: NRG Wholesale Generation GP LLC, its General Partner

By:	/s/ Gaëtan Frotté
Name: Gaetan Frotte
Title: Treasurer

ORION POWER NEW YORK, L.P., as a Guarantor

By: Orion Power New York GP, Inc., its General Partner

By:	/s/ Gaëtan Frotté
Name: Gaëtan Frotté
Title: Treasurer

RRI ENERGY CHANNELVIEW LP, as a Guarantor

By: RRI Energy Channelview (Texas) LLC, its General Partner

By:	/s/ Gaëtan Frotté
Name: Gaëtan Frotté
Title: President & Treasurer

[Signature pages to Commitment Letter]

GENON AMERICAS PROCUREMENT, INC.

GENON ASSET MANAGEMENT, LLC

GENON SPECIAL PROCUREMENT, INC., as Guarantors

By:	/s/ Rachel Smith
Name: Rachel Smith
Title: Treasurer

Signature pages of Backstop Parties on file with the GenOn Entities.

[Signature pages to Commitment Letter]

EXHIBIT A — TERM SHEET